Exhibit 99.1

Canary Completes Construction of 44,000 sq. ft. Cannabis Production Facility

NORFOLK COUNTY, ON, May 1st, 2019 – Target Group Inc. (OTCQB: CBDY) is thrilled to announce that its wholly owned subsidiary, Canary Rx Inc. (“Canary” or the “Company”) has completed the build-out of their 44,000 sq. ft., Norfolk County cannabis production facility.

Canary commenced external and structural upgrades of the Norfolk County facility in September 2017. An extensive interior build-out followed in July 2018. The state-of-the-art facility was designed by cannabis growers, for cannabis growers and engineered to meet Health Canada’s rigorous quality and security standards. The production area is equipped with sophisticated environmental control technology, custom-built to regulate eight 2,200 sq. ft. flower rooms as well as vegetative, breeding, testing, and curing spaces.

Canary held a Ribbon Cutting and Open House to recognize the achievement of this significant milestone, on Wednesday April 24th, 2019. The Company invited staff and their families, shareholders, construction crews and other stakeholders to view the newly complete facility before it’s closed to the public in anticipation of licensing from Health Canada.

“The Ribbon Cutting event was a truly meaningful occasion for Canary and an opportunity for us to acknowledge and give thanks to the many people, businesses and communities that contributed to this momentous achievement”, said Randall McLeod, President and CEO of Canary Rx Inc.

Norfolk County Mayor, Kristal Chopp, was invited to speak at the Open House and cut the ceremonial ribbon. “Norfolk is ‘Ontario’s Garden’, and I think we know a thing or two about planting the seeds of success. How exciting that now we’re not just growing pumpkins and cherries, but cannabis as well”, said Kristal Chopp, Norfolk County Mayor. “Here’s to more budding businesses in Norfolk County”.

About Target Group Inc. (OTCQB: CBDY)

Target Group Inc. (“Target Group” or the “Company”) is a progressive, diversified, and vertically integrated cannabis acquisition company. Target Group is curating an iconic brand portfolio, leveraging product diversification, innovation, and operational expertise to solidify long-term growth and stability. The Company owns and operates Canary Rx Inc, a final-stage Canadian cannabis license applicant, and CannaKorp, makers of the pod-based Wisp™ Vapor technology. Target Group is expanding its global operations to build an international network of manufacturing, distribution, production, and sales operations. www.targetgroupinc.ca

About Canary Rx Inc.

Canary Rx Inc. ("Canary") is in the final stages of obtaining a license to cultivate under the Cannabis Act. Situated in Ontario's Garden, Norfolk County, Canary lies nestled amongst the shores of Lake Erie in a vibrant, agricultural community. Our 44,000 sq. ft. facility is engineered to meet strict quality standards and equipped with the latest environmental control technology. The production space includes eight separate flower rooms, projected to produce 3,600kg cannabis per year. Canary’s talented team will cultivate premium, organic cannabis, while aligning with distinguished, veteran brands to bring the highest quality product to market. www.canaryrx.com

Forward-Looking Statements Disclaimer

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by the following words: "anticipate," "believe," "continue," "could," "estimate," "expect," "intend," "may," "ongoing," "plan," "potential," "predict," "project," "should," "will," "would," or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Forward-looking statements are not a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on information available at the time the statements are made and involve known and unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to be materially different from the information expressed or implied by the forward-looking statements in this press release. This press release should be considered in light of all filings of the Company that are contained in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

Rubin Schindermann

Chief Executive Officer

647 927 4644

SOURCE: Target Group Inc.